Exhibit 99.1

CONTACTS

MEDIA:	INVESTORS:
Fred Solomon	William H. Callihan
(412) 762-4550	(412) 762-8257
corporate.communications@pnc.com	investor.relations@pnc.com

PNC ANNOUNCES AGREEMENT TO BUY RBC BANK (USA)

Acquisition provides PNC entry to attractive southeast markets

PITTSBURGH, June 20, 2011 – The PNC Financial Services Group, Inc. (NYSE: PNC) and Royal Bank of Canada (NYSE and TSX: RY) today announced that they have signed a definitive agreement for PNC to acquire RBC Bank (USA), the U.S. retail banking subsidiary of Royal Bank of Canada, for $3.45 billion, or $112 million discount to tangible book value.

“The addition of RBC Bank provides PNC a great opportunity to enter attractive southeast markets in a way that will create value for our shareholders,” said James E. Rohr, PNC’s chairman and chief executive officer. “The success of our recent acquisitions demonstrates that when we bring our innovative products and services to new markets we have the proven ability to win clients and take out costs. This transaction represents an outstanding growth opportunity for PNC.”

With approximately $25 billion of assets, Raleigh, N.C.-based RBC Bank (USA) has 424 branches in North Carolina, Florida, Alabama, Georgia, Virginia and South Carolina. When combined with PNC’s existing network, the company will have 2,870 branches, ranking it 5th among U.S. banks.

PNC expects the transaction to be accretive to earnings by the end of 2013 or sooner depending on the amount, if any, of the $3.45 billion purchase price paid in the form of PNC common stock. Under terms of the agreement, PNC will have the option to deliver to Royal Bank of Canada at closing up to $1.0 billion of the consideration in common stock, or 3 percent of PNC’s outstanding common shares based on PNC’s closing price of $57.79 on June 17, 2011.

The transaction has an estimated internal rate of return to PNC in excess of 19 percent. The purchase price is currently estimated at approximately 97 percent of RBC Bank (USA) tangible book value, based on its balance sheet as of April 30, 2011, and reflects a negative 0.6 percent deposit premium.

The acquisition adds approximately $19 billion of deposits and $16 billion of loans based on RBC Bank (USA) balances as of April 30, 2011. These amounts are net of agreed upon loan and deposit transfers primarily relating to certain non-U.S. customers and settlement of Royal Bank of Canada intercompany balances. The transaction reflects estimated fair value adjustments on RBC Bank (USA)’s loan portfolio of approximately $2.2 billion or 12.5 percent. This includes the losses represented by the existing allowance for loan losses of $755 million as of April 30, 2011.

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PNC Announces Agreement to Buy RBC Bank (USA) – Page 2

PNC plans to incur merger and integration costs of approximately $322 million and achieve a reduction of approximately $230 million, or 27 percent, of RBC Bank (USA) noninterest expense through operational and administrative efficiency improvements.

Under terms of the agreement, the purchase price is subject to a price adjustment at close for actual net tangible asset value delivered. PNC expects to fund the cash consideration with cash on hand, debt issuance and a preferred stock offering. Consideration paid in the form of PNC common stock, if any, will be limited so that Royal Bank of Canada’s direct and indirect ownership of PNC common stock will not exceed 4.9 percent of PNC’s outstanding common shares immediately following the close.

The transaction, which has been approved by the boards of directors of both companies, is expected to close in March 2012, subject to customary closing conditions, including regulatory approvals. Upon closing, PNC intends to merge RBC Bank (USA) into PNC Bank, N.A. and simultaneously convert RBC Bank (USA) customers to the PNC platform with RBC Bank (USA) branches assuming the PNC Bank name. PNC expects to retain most of RBC Bank (USA) customer-facing employees and sees opportunities to add new positions as it extends its full breadth of retail, corporate, mortgage and wealth management products and services into the acquired markets. PNC is not acquiring Royal Bank of Canada’s other U.S. operations providing capital markets and wealth management services. PNC has agreed to acquire certain credit card assets of RBC Bank, (Georgia) National Association.

Bank of America Merrill Lynch acted as financial adviser to PNC and Wachtell, Lipton, Rosen & Katz was legal counsel. RBC Capital Markets and J.P. Morgan Chase & Co. represented Royal Bank of Canada as financial adviser and Sullivan & Cromwell LLP was legal counsel.

CONFERENCE CALL AND SUPPLEMENTARY INFORMATION

PNC Chairman and Chief Executive Officer James E. Rohr, PNC Senior Vice Chairman William S. Demchak and PNC Executive Vice President and Chief Financial Officer Richard J. Johnson will hold a conference call for investors today at 8:00 a.m. Eastern time regarding the announcement of the agreement. Dial-in numbers for the conference call are (800) 990-2718 or (706) 643-0187 (international), conference ID 77388104, and Internet access to the live audio listen-only webcast of the call is available at www.pnc.com/investorevents. The press release and presentation slides to accompany the conference call remarks will be available at www.pnc.com/investorevents prior to the beginning of the call. A telephone replay of the call will be available for one week at (800) 642-1687 and (706) 645-9291 (international), conference ID 77388104, and a replay of the audio webcast will be available on PNC’s website for 30 days.

The conference call may include a discussion of non-GAAP financial measures, which to the extent not so qualified during the conference call, is qualified by GAAP reconciliation information that will be made available on PNC’s website under About PNC - Investor Relations. The conference call may include forward-looking information, which along with the presentation slides and this press release, is subject to the cautionary statements that follow.

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PNC Announces Agreement to Buy RBC Bank (USA) – Page 3

To download broadcast quality b-roll, images and other multimedia assets, visit http://pnc.thedigitalcenter.com.

The PNC Financial Services Group, Inc. (www.pnc.com) is one of the nation’s largest diversified financial services organizations providing retail and business banking; residential mortgage banking; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management and asset management.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This press release contains forward-looking statements regarding our outlook or expectations with respect to the planned acquisition of RBC Bank (USA), the expected costs to be incurred in connection with the acquisition, RBC Bank (USA)’s future performance and consequences of its integration into PNC, and the impact of the transaction on PNC’s future performance.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this press release speak only as of the date of the press release, and PNC assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements.

These forward-looking statements are subject to the principal risks and uncertainties applicable to PNC’s businesses generally that are disclosed in PNC’s 2010 Form 10-K and 2011 Form 10-Q, including in the Risk Factors and Risk Management sections of those reports, and in PNC’s subsequent SEC filings (accessible on the SEC’s website at www.sec.gov and on PNC’s corporate website at www.pnc.com/secfilings). We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

In addition, forward-looking statements in this press release are subject to the following risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired business into PNC after closing:

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Completion of the transaction is dependent on, among other things, receipt of regulatory and other applicable approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all. The impact of the completion of the transaction on PNC’s financial statements will be affected by the timing of the transaction.

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The transaction may be substantially more expensive to complete (including the integration of RBC Bank (USA)’s businesses) and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

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Our ability to achieve anticipated results from this transaction is dependent on the state of the economic and financial markets going forward, which have been under significant stress recently. Specifically, we may incur more credit losses from RBC Bank (USA)’s loan portfolio than expected. Other issues related to achieving anticipated financial results include the possibility that deposit attrition may be greater than expected. Litigation and governmental investigations that may be filed or commenced, as a result of this transaction or otherwise, could impact the timing or realization of anticipated benefits to PNC.

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The integration of RBC Bank (USA)’s business and operations into PNC, which will include conversion of RBC Bank (USA)’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to RBC Bank (USA)’s or PNC’s existing businesses. PNC’s ability to integrate RBC Bank (USA) successfully may be adversely affected by the fact that this transaction will result in PNC entering several markets where PNC does not currently have any meaningful retail presence.

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